Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Huntington Bancshares Incorporated (“Huntington”) and TCF Financial Corporation (“TCF”) as an acquisition by Huntington of TCF. Upon completion of the merger on June 9, 2021, each share of TCF common stock issued and outstanding immediately prior to the effective time of the merger (other than certain shares held by Huntington or TCF) was converted into 3.0028 shares of Huntington common stock. Holders of TCF common stock also received cash in lieu of fractional shares. In addition, each share of TCF series C preferred stock issued and outstanding immediately prior to the effective time was converted into one share of a newly created series of preferred stock of Huntington, Series I Preferred Stock.

The unaudited pro forma condensed combined financial information have been prepared to give effect to the following:

•

The acquisition of TCF by Huntington under the provision of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, ASC 805, “Business Combinations” where the assets and liabilities of TCF were recorded by Huntington at their respective fair values as of the date the merger was completed;

•	The distribution of shares of Huntington common stock to TCF’s shareholders in exchange for shares of TCF common stock (based upon the 3.0028 exchange ratio); and

•	Certain reclassifications to conform historical financial statement presentation of TCF to Huntington.

The following unaudited pro forma condensed combined financial information and related notes are based on the year ended December 31, 2021 for Huntington and the period of January 1, 2021 through June 8, 2021 for TCF and should be read in conjunction with (i) the historical audited consolidated financial statements of Huntington and the related notes included in Huntington’s Annual Report on Form 10-K for the year ended December 31, 2021, and (ii) the unaudited interim financial statements of TCF and related notes as of March 31, 2021 and for the three months ended March 31, 2021 included in Exhibit 99.2 of Huntington’s Amendment to its Current Report on Form 8-K/A filed on July 29, 2021.

The unaudited pro forma condensed combined income statement for the year ended December 31, 2021 combines the historical consolidated income statements of Huntington and TCF, giving effect to the merger as if it had been completed on January 1, 2021.

The unaudited pro forma condensed combined financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the date indicated or that may be achieved in the future. The pro forma financial information has been prepared by Huntington in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the Securities and Exchange Commission on May 21, 2020.

The unaudited pro forma condensed combined financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors.

The acquisition of TCF has been accounted for as a business combination. Huntington recorded the estimate of fair value based on initial valuations available at June 9, 2021. The determination of estimated fair value required management to make assumptions related to discount rates, expected future cash flows, market conditions and other future events that are highly subjective in nature and may require adjustments, which can be subject to adjustment for up to one year after June 9, 2021. As of December 31, 2021, management completed its review of information relating to events or circumstances existing at the acquisition date.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Year Ended December 31, 2021

			Transaction Accounting Adjustments			Pro forma
(dollars in millions)	Historical Huntington*	Historical TCF**	Reclassifications Note 2	Pro forma Adjustments	Note 3	Condensed Combined
Interest and fee income:
Loans and leases	$3,636	$630	$—	$(6)	A	$4,260
Investment securities	491	73	—	(1)	B	563
Other	64	6	—	—		70

Total interest income	4,191	709	—	(7)		4,893

Interest expense:						—
Deposits	45	20	—	—		65
Borrowings	44	18	—	(8)	C	54

Total interest expense	89	38	—	(8)		119

Net interest income	4,102	671	—	1		4,774
Provision for credit losses	25	43	—	—		68

Net interest income after provision for credit losses	4,077	628	—	1		4,706

Service charges on deposit accounts	372	45	—	—		417
Card and payment processing income	334	44	—	—		378
Mortgage banking income	309	23	—	—		332
Trust and investment management services	232	13	—	—		245
Capital markets fees	151	—	9	—		160
Insurance income	105	—	—	—		105
Leasing revenue	99	64	—	—		163
Bank owned life insurance income	69	—	4	—		73
Gain on sale of loans	9	7	—	—		16
Net gains (losses) on sales of securities	9	—	—	—		9
Other noninterest income	200	19	(13)	12	D	218

Total noninterest income	1,889	215	—	12		2,116

Personnel costs	2,335	315	—	—		2,650
Outside data processing and other services	850	—	35	—		885
Net occupancy	277	—	44	(1)	E	320
Equipment	248	90	(44)	—		294
Professional services	113	—	11	—		124
Marketing	89	—	11	—		100
Deposit and other insurance expense	51	—	10	—		61
Amortization of intangibles	48	—	9	(2)	F	55
Lease financing equipment depreciation	41	37	—	—		78
Merger-related expenses	—	74	—	—		74
Other noninterest expense	323	155	(76)	—		402

Total noninterest expense	4,375	671	—	(3)		5,043

Income before income taxes	1,591	172	—	16		1,779
Provision for income taxes	294	26	—	3	G	323

Income after income taxes	1,297	146	—	13		1,456
Income attributable to non-controlling interest	2	3	—	—		5

Net income attributable to Huntington Bancshares Inc	1,295	143	—	13		1,451
Dividends on preferred shares	131	5	—	—		136
Impact of preferred stock redemption	11	$—	$—	$—		11

Net income applicable to common shares	$1,153	$138	$—	$13		$1,304

Earnings per common share	$0.91					$0.90
Diluted earnings per common share	0.90					$0.88
Weighted average common shares	1,262,435	63,445		190,513	H	1,452,948
Diluted average common shares	1,286,733	63,589		190,946	H	1,477,679

*	Includes results of TCF beginning June 9, 2021.
**	Includes TCF results for the period of January 1, 2021 through June 8, 2021.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined income statement for the year ended December 31, 2021 combines the historical consolidated income statements of Huntington and TCF, giving effect to the merger as if it had been completed on January 1, 2021.

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the merger involving Huntington and TCF under the acquisition method of accounting with Huntington treated as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of TCF, as of the effective time of the merger, were recorded by Huntington at their respective fair values, and the excess of the merger consideration over the fair value of TCF’s net assets was allocated to goodwill.

The merger provided that TCF common shareholders received 3.0028 shares of Huntington common stock for each share of TCF common stock held immediately prior to the merger. In addition, each share of TCF’s series C preferred stock was converted into one share of a newly created series of preferred stock of Huntington, Series I Preferred Stock.

Note 2. Reclassification Adjustments

Management performed an analysis of TCF’s financial information to identify differences in accounting policies and differences in balance sheet and income statement presentation as compared to the presentation of Huntington. The adjustments represent Huntington’s best estimates of changes to amounts included in the historical TCF amounts to reflect Huntington accounting policies and presentation.

Note 3. Pro Forma Adjustments to the Unaudited Condensed Combined Income Statement

A.

Net adjustment to interest income of $(6) million to eliminate TCF accretion of discounts on previously acquired loans and leases and record the estimated accretion of the net discount on acquired loans and leases.

B.	Net adjustment to interest income of $(1) million to record the estimated amortization of the premium on acquired held-to-maturity securities.

C.

Net adjustment to reflect interest expense on borrowings of $(8) million to eliminate the TCF discount amortization on previously acquired debt and to record the estimated accretion of premium on long-term debt.

D.	Adjustment to reflect accretion of the liability related to the assumption of contractual obligations over expected life of two years.

E.	Adjustment to occupancy expense of $(1) million to reflect reduction of depreciation expense as a result of estimated fair value on acquired property.

F.	Net adjustments to intangible amortization of $(2) million to eliminate TCF amortization on other intangible assets and record estimated amortization of acquired other intangible assets.

G.	Adjustment to income tax expense to record the income tax effects of pro forma adjustments at the estimated combined statutory federal and state rate at 22.4%.

H.

Adjustments to weighted-average shares of Huntington common stock outstanding to eliminate weighted-average shares of TCF common stock outstanding and record shares of Huntington common stock outstanding, calculated using the exchange ratio of 3.0028 per share.